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                                                                    EXHIBIT 10.3

                       CONSUMER PORTFOLIO SERVICES, INC.

                        Revolving Credit and Term Note
                        ------------------------------

$16,666,666.50                                             Boston, Massachusetts

                                April 30, 1998


     Consumer Portfolio Services, Inc., a California corporation (the "Company"), for value received, hereby promises to pay to State Street Bank and Trust Company (the "Lender"), or order, on or before April 30, 2003, the principal amount of Sixteen Million Six Hundred and Sixty-Six Thousand Six Hundred and Sixty-Six Dollars and Fifty Cents ($16,666,666.50), or such lesser amount as may at the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans which, subject to the terms and conditions of the Loan Agreement referred to below, may convert to Term Loans on the Conversion Date, made by the Lender to the Company pursuant to such Loan Agreement. Prior to the Conversion Date, and subject to applicable mandatory prepayment provisions set forth in the Loan Agreement, interest only (computed on the basis of the actual number of days elapsed over a 360-day year) shall be due on the unpaid principal amount hereof at the rates per annum set forth in the Loan Agreement, payable monthly in arrears on the fifteenth (15th) day of each month, commencing on the first such date next succeeding the date hereof and continuing through maturity, whether by acceleration or otherwise. From and after the Conversion Date, interest shall be due on the unpaid principal amount from time to time outstanding hereunder. The principal amount outstanding on the Conversion Date shall be payable in no more than forty-eight (48) consecutive monthly installments of principal, each in an amount equal to the greater of (i) the aggregate amount transferred or released to each of the Company's Eligible Subsidiaries from all Spread Accounts or otherwise in connection with each Eligible Securitization Transaction since the fifteenth day of the previous month and (ii) one forty-eighth of the principal amount outstanding on the Conversion Date, provided that, in the event
                                                     --------
of any Default or Event of Default under the Loan Agreement, the Company shall pay to the holder of this Note on demand, interest on the full outstanding balance of unpaid principal and (to the extent permitted by law) on such unpaid interest from the date due until
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paid in full at a rate per annum equal to two percent (2%) above the rate otherwise applicable hereunder. In no event shall the amount contracted for and agreed to be paid by the Company as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto. For all Prime Rate-based Loans each change in the rate of interest payable shall take effect simultaneously with the corresponding change in the Prime Rate.

     This Note evidences a loan or loans under, and is subject to the provisions of, a certain Residual Interest in Securitizations Revolving Credit and Term Loan Agreement dated as of the date hereof, (as amended and/or extended from time to time, the "Loan Agreement") by and among the Company and the Lenders (including the original payee of this Note) named therein. The holder of this
Note is entitled to the benefits of the Loan Agreement and to the benefits of the Security Documents and other Loan Documents referred to therein. Neither this reference to such Loan Agreement, Security Documents or other Loan Documents, nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Company to pay the principal of and interest on this Note as provided herein. All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Agent set forth in the Loan Agreement. This Note is subject to prepayment in whole or in part, and to acceleration on default, in both instances at the times and in the manner specified in the Loan Agreement. The maker and all endorsers of this Note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     This Note is governed by the laws of The Commonwealth of Massachusetts and is executed as a sealed instrument as of the date first above written.

                            CONSUMER PORTFOLIO SERVICES, INC.


                            By_________________________________
                                                        (Title)
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Schedule to Revolving Credit and Term Note filed as exhibit 10.3 to report on
Form 10-Q of registrant Consumer Portfolio Services, Inc. for quarter ended March 31, 1998.

Such note is one of three executed under a single line of credit. The other two such notes are omitted from this filing pursuant to instruction 2 to Item 601 of Regulation S-K. The documents omitted are two notes substantially identical to the note filed, except as follows:

Amount:    $5,000,000.00              $11,666,666.50

Payee:     The Structured Finance     The Prudential Insurance
           High Yield Fund, LLC       Company of America